CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated May 22, 1997, except for Note (17) for which the date is May 28, 1997 appearing in the Annual Report of Form 10-KSB of Infinity, Inc. for the fiscal year ended March 31, 1997 in the following Registration Statements on Form S-8:

  SEC File No.        Name of Plan                  Date of Filing
  ------------        ------------                  --------------
  33-82142       Employee Stock Bonus Plan          July 28, 1994
  33-90878       Stock Option Plan                  March 31, 1995

/s/ Mayer Hoffman McCann L.C.
Kansas City, Missouri
July 11, 1997